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                                                            EXHIBIT 99.(A)(1)(D)

                             BUSINESS OBJECTS S.A.

                     OFFER TO GRANT CERTAIN OPTION HOLDERS
                              NOTICE OF WITHDRAWAL

To: Emily Cayas
Stock Option Administrator
Business Objects Americas
3030 Orchard Parkway
San Jose, California 95134
Facsimile: (408) 894-6522 or (408) 894-6523

     I previously received a copy of the Offer to Grant dated May 16, 2001 (the "Offer to Grant"), an Election Form and related documents. I signed and returned my Election Form, in which I elected to accept Business Objects' S.A. (the "Company") offer to grant me (the "Offer") the opportunity to renounce my right to the benefit of the outstanding options granted under the Business Objects S.A. 1999 Stock Option Plan on or after January 1, 2000 listed on page 2 of the Election Form (the "Eligible Options"). I now wish to withdraw that election and reject the Offer. I understand that by signing this Notice of Withdrawal and delivering it to Emily Cayas at the address or fax number listed above I will withdraw my previous election to renounce the right to the benefit of my Eligible Options and reject the Offer. I have read and understand all the terms and conditions of the Offer to Grant. I have read and understand the instructions attached to this Notice of Withdrawal.

     I understand that in order to withdraw my previous election to renounce the right to the benefit of my Eligible Options and reject the Offer, I must sign, date and deliver this Notice of Withdrawal (or a faxed copy of it) to the address or facsimile number listed above by 12:00 midnight, New York City Time, on June 14, 2001, or if the Company extends the deadline for the renunciation of the Eligible Options, before the extended expiration of the Offer.

     I understand that by withdrawing my previous election to renounce the right to the benefit of my Eligible Options and rejecting the Offer, I will not receive any new options pursuant to the Offer and I will keep my Eligible Options. These options will therefore continue to be governed by the Business Objects S.A. 1999 Stock Option Plan and by the existing option agreements between the Company and me.

     I understand that by submitting this Notice of Withdrawal, I may only accept the Offer and renounce my right to the benefit of my Eligible Options, by submitting a new Election Form (or a faxed copy of it) to Emily Cayas at the address listed above by 12:00 midnight, New York City Time, on June 14, 2001, or if the Company extends the deadline for the renunciation of the options, before the extended expiration of the Offer.

     I have signed this Notice of Withdrawal and printed my name exactly as it appears on the Election Form.

     I hereby withdraw my previous election to renounce the right to the benefit of my Eligible Options.

EMPLOYEE SIGNATURE                                 TAX ID/SOCIAL SECURITY #

EMPLOYEE NAME (PLEASE PRINT)                       DATE

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                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. DELIVERY OF NOTICE OF WITHDRAWAL.

     A properly completed and executed original of this Notice of Withdrawal (or a faxed copy of it) must be received by the Company or at its address (or facsimile numbers) listed on the first page of this Notice of Withdrawal 12:00 midnight, New York City Time, on June 14, 2001, or if the Company extends the deadline for the renunciation of the options, before the extended expiration of the Offer.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Although by submitting a Notice of Withdrawal you have withdrawn your previous election to renounce your right to the benefit of your Eligible Options, you may change your mind and re-accept the Offer and once again renounce your right to the benefit of your Eligible Options until the Expiration Date. If the Offer is extended by the Company beyond that time, you may renounce the right to the benefit of your Eligible Options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form (or a faxed copy of it), with the required information, to the Company while you still have the right to participate in the Offer. You will not have properly renounced your right to the benefit of your Eligible Options unless you properly again renounce your right to the benefit of such options before the Expiration Date by following the procedures described in the Instructions to the Election Form.

     IF YOU DO NOT WISH TO WITHDRAW THE RENUNCIATION OF THE BENEFIT TO ALL YOUR OPTIONS LISTED IN THE ELECTION FORM, YOU SHOULD NOT FILL OUT THIS NOTICE OF WITHDRAWAL. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD. To change your election regarding particular options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice of Withdrawal will be disregarded and will be considered replaced in full by the new Election Form.

     By signing this Notice to Withdraw (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the renunciation of your right to the benefit of your options, except as provided for in the Offer to Grant.

2. SIGNATURES ON THIS NOTICE OF WITHDRAWAL.

     If this Notice of Withdrawal is signed by the holder of the Eligible Options, the signature must correspond exactly with the name as written on the face of the option agreement(s) to which the Eligible Options are subject without any change whatsoever.

     If this Notice of Withdrawal is signed by an attorney-in-fact or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act must be submitted with this Notice of Withdrawal.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

     You may direct any questions or requests for assistance, as well as requests for additional copies of the Offer to Grant or this Notice of Withdrawal Emily Cayas, Stock Option Administrator at the applicable address and telephone number given on the first page of this Notice of Withdrawal. The Company will furnish copies promptly at its expense.

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4. IRREGULARITIES.

     The Company, in its sole discretion, will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices of Withdrawal that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly submitted until all defects and irregularities have been cured or waived. Unless waived, you must resolve any defects or irregularities within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in renunciations, and no person will incur any liability for failure to give notice.

5. IMPORTANT TAX INFORMATION.

     You should refer to the section entitled "The Offer -- Taxation" of the Offer to Grant, which contains important U.S. federal and non-U.S. income tax information.

     IMPORTANT: THE NOTICE OF WITHDRAWAL (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

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